Exhibit 21


                           LIST OF SUBSIDIARIES
                        THE INTERLAKE CORPORATION

                                                              State or Country
Corporate Name                Parent Company                  of Incorporation

ARC Metals Corporation        Hoeganaes Corporation           Delaware

Arwood International, Inc.    Interlake ARD Corporation       New Jersey

Chem-tronics, Inc.            The Interlake Companies, Inc.   California

Conco-Tellus Inc.             Interlake Material
                                Handling, Inc.                Delaware

Gary Steel Supply Company     The Interlake Companies,
                                Inc.(95%)                     Illinois
                              Certain Interlake
                                Management (5%)

Hoeganaes Corporation         The Interlake Companies,
                                Inc.(80%)                     Delaware
                              Hoganas Aktiebolag (20%)

Hoeganaes Development, Inc.   Hoeganaes Corporation           Delaware

Interlake ARD Corporation     The Interlake Companies, Inc.   Delaware

Interlake Australian Mining
  Ventures, Inc.              The Interlake Companies, Inc.   Ohio

Interlake DRC Limited         The Interlake Companies, Inc.   Delaware

Interlake Foreign Sales       The Interlake Companies,
  Corporation                   Inc.(70%)                     Barbados, W.I.
                              Hoeganaes Corporation (30%)

Interlake de Mexico,          Interlake Material Handling,
  S.A. de C.V.                  Inc.                          Mexico

Interlake Material Handling,
  Inc.                        The Interlake Companies, Inc.   Delaware

Interlake Newco Corporation   The Interlake Corporation       Delaware

Interlake Packaging
  Corporation                 The Interlake Companies, Inc.   Delaware

Interlake Steel Corporation   The Interlake Companies, Inc.   Arizona

Redirack, Inc.                The Interlake Companies, Inc.   Delaware

The Interlake Companies,
  Inc.                        The Interlake Corporation       Delaware